                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SHOP AT HOME, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 JOSEPH NAWY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               SHOP AT HOME, INC.
                               5210 SCHUBERT ROAD
                                 P.O. BOX 12600
                           KNOXVILLE, TENNESSEE 37912

                         ______________________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 26, 1995

                         ______________________________


         Notice is hereby given that the Annual Meeting of Shareholders of Shop at Home, Inc. (hereinafter called the "Company"), will be held at the LaQuinta Inn, located at 5634 Merchants Center Boulevard, Knoxville, Tennessee, on Thursday, October 26, 1995 at 5:00 p.m., local time, for the following purposes:

         (1) To elect six (6) directors to serve until the next Annual Meeting and until their successors are duly elected and qualified.

         (2) To approve the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, Knoxville, Tennessee as the Company's independent auditors for the 1996 fiscal year.

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice, other than the announcement of the adjournment at the Annual Meeting or any adjournment or adjournments thereof. Any and all business for which notice is hereby given may be transacted at any such adjourned Annual Meeting.

         The Board of Directors has fixed the close of business on September 22, 1995, as the record date for the determination of those shareholders entitled to notice of, and to vote at, the meeting.


                                        By Order of the Board of Directors

                                        A. E. Jolley, Secretary

Knoxville, Tennessee
October 5, 1995

YOUR REPRESENTATION AT THE MEETING IS IMPORTANT.  TO ENSURE YOUR
REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, AT ANY TIME BEFORE IT IS VOTED.

                               TABLE OF CONTENTS

INFORMATION CONCERNING THE SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Security Ownership of Certain Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . 2

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Director Nominees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Security Ownership of Management and Directors  . . . . . . . . . . . . . . . . . . . . . . . . 5
Other Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Remuneration of Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Omnibus Stock Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Transactions with Management and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Compensation Committee Interlocks and Insider Participation  . . . . . . . . . . . . . 9
         Transactions with Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Report on Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Compensation Philosophy and Policies for Executive Officers  . . . . . . . . . . . .  10
         Base Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Annual Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Long-Term Incentives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Chief Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Stockholder Return Comparisons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

PROPOSAL NO. 2 -- APPROVAL OF APPOINTMENT OF AUDITORS . . . . . . . . . . . . . . . . . . . .  14

PROPOSAL NO. 3 -- OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Interests of Company Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Proposals of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Cost of Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Annual Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                               SHOP AT HOME, INC.
                               5210 SCHUBERT ROAD
                                 P.O. BOX 12600
                           KNOXVILLE, TENNESSEE 37912

            _______________________________________________________


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

            _______________________________________________________


                    INFORMATION CONCERNING THE SOLICITATION

         The accompanying proxy is solicited by the Board of Directors of Shop At Home, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held on October 26, 1995, and any adjournments thereof, notice of which is attached hereto.

         This Proxy Statement and the Annual Report of the Company for the fiscal year ended June 30, 1995, have been mailed on or about October 5, 1995, to all shareholders of record on September 22, 1995.

         The purposes of the Annual Meeting are: [1] to elect six (6) directors; [2] to approve the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, Knoxville, Tennessee, as the Company's independent auditors for the fiscal year ended June 30, 1996; and [3] to consider such other business as may properly come before the meeting or any adjournment thereof.

         A shareholder of record who signs and returns a proxy in the accompanying form may revoke that proxy at any time before the authority granted thereby is exercised (i) by attending the Annual Meeting and electing to vote in person, (ii) by filing with the Secretary of the Company a written revocation, or (iii) by duly executing and filing with the Secretary of the Company a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with that specification. If no specification is made, all shares will be voted: FOR the election of all director nominees; and FOR ratification of the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, Knoxville, Tennessee, as the Company's independent auditors for the fiscal year ended June 30, 1996.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If, however, any other matter does come before the meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

         The Board of Directors has fixed the close of business on September 22, 1995 (the "Record Date") as the record date for the Annual Meeting. The Company's only class of securities entitled to vote is its Common Stock, $.0025 par value per share ("Common Stock"). On the Record Date, the Company had outstanding 10,246,114 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Shareholders will be entitled to one vote for each share held, which may be given in person or by proxy authorized in writing.

         Under the Tennessee Business Corporation Act (the "Act") and the Company's Bylaws, the presence, in person or by proxy, of a majority of the outstanding shares of Shop at Home Common Stock is necessary to establish a quorum of the Company's shareholders for the purpose of taking action at the

Annual Meeting. For these purposes, shares which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.

         The directors standing for election must be elected by a majority of the votes cast at the Annual Meeting. Any other action to be taken at the Annual Meeting, including the approval of the Company's independent auditors, must be approved by a majority of the votes cast. For these voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following information relates to the Common Stock of the Company beneficially owned, directly or indirectly, by all persons known to be the beneficial owners of more than five percent (5%) of the Common Stock as of September 22, 1995. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(7)

                                                                                 Sole Investment       Shared Investment
                                  Sole Voting Power      Shared Voting Power     Power                 Power
Name and address of
beneficial owner
                                   Number of         %       Number of        %     Number of       %     Number of      %
                                      Shares                    Shares                 Shares                Shares
J.D. Clinton(1), (2)
Naples, Florida
SAH Holdings, L.P.
Global Network Television, Inc.
Mortgage Funding Corporation       1,514,166      13.0       5,588,099(5)  47.0     5,444,411    40.9       969,755    9.5
Brownsville, TN

W. Paul Cowell(4)
Knoxville, TN                              0         0       5,588,099(5)  47.0       503,155     4.9     1,154,699   11.3

MediaOne,Inc.(3)
Frank A. Woods
Nashville, TN                              0         0         825,000      7.5             0       0       825,000    7.5
Joseph I. Overholt,
Morristown, TN                       607,495       5.9               0        0       607,495     5.9             0      0

Kent E. Lillie(6)
Knoxville, Tennessee                 600,000       5.5               0        0       600,000     5.5             0      0

--------------------------------------

(1) SAH Holdings, L.P. ("SAH") is a Tennessee limited partnership with Global Network Television, Inc., a Tennessee corporation ("Global") as its sole general partner. J.D. Clinton is chairman, a director and the sole shareholder of Global.

(2) SAH currently owns 2,280,245 shares of Common Stock (22.2% of shares issued and outstanding). Mr. Clinton's wife owns, individually, 5,000 shares of Common Stock that are assumed to be beneficially owned by Mr. Clinton. Mortgage Funding Corporation, a corporation wholly owned by Mr. Clinton, owns 100,000 shares of Common Stock that are assumed to be beneficially owned by Mr. Clinton. SAH holds warrants to purchase up to 1,650,000 shares of Common Stock from the Company. Global holds warrants to purchase up to 742,500 shares of Common Stock from the Company which is assumed to be beneficially owned by Mr. Clinton. SAH owns an option to purchase

969,755 shares of Common Stock from W. Paul Cowell. Global also holds the Company's $2,000,000 Variable Rate Convertible Secured Note, Due 2000, which it may convert to a total of 666,666 shares of Common Stock. If these warrants and options were exercised, and the note converted to stock, Mr. Clinton would beneficially own 6,414,166 shares (or 48.2%) of the 13,305,280 shares of Common Stock that would then be outstanding.

(3) MediaOne, Inc. is a Tennessee corporation of which Frank A. Woods serves as an executive officer and director. Members of Mr. Woods' immediate family own MediaOne, Inc. MediaOne owns warrants to purchase up to 825,000 shares of Common Stock.

(4) Mr. Cowell presently owns 1,472,910 shares of Common Stock (14.4% of the shares issued and outstanding). Mr. Cowell has granted an option to purchase 969,755 of those shares to SAH. Mr. Cowell also is considered the beneficial owner of 184,944 shares held in a trust for which he is the income beneficiary.

(5) Mr. Cowell and SAH have agreed that so long as the options granted to SAH remain outstanding, Mr. Cowell and SAH will vote all of their shares together with respect to the composition and election of directors. For the purposes of calculating Shared Voting Power, SAH, and Mr. Cowell are deemed to own the following shares of Shop at Home Common Stock: SAH -- 4,900,000 shares (including 969,755 now owned by Mr. Cowell), and W. Paul Cowell -- 688,099 shares.

(6) Mr. Lillie owns options to purchase up to 600,000 shares of Common Stock subject to certain vesting requirements and other restrictions.

(7) The shares subject to warrants, options, or conversion rights described in Notes (2) and (3) are deemed to be outstanding for the purposes of computing the percentage of outstanding Common Stock beneficially owned by Mr. Clinton and W. Paul Cowell. The shares subject to options described in Note
(6) are deemed to be outstanding for the purposes of computing the percentage of outstanding Common Stock beneficially owned by Kent E. Lillie.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         The terms of all present directors will expire upon the election of new directors at the Annual Meeting. The Board of Directors proposes the election of the nominees listed below to serve until the next Annual Meeting, and until their successors are duly elected and qualified. Unless contrary instructions are received, it is intended that the shares represented by the Proxy solicited by the Board of Directors will be voted in favor of the election as directors of all the nominees named below. If for any reason any of the nominees is not available for election, the persons named in the Proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will fail to be candidates at the meeting, and therefore, does not at this time have any substitute nominee under consideration. The information relating to the six (6) nominees set forth below has been furnished to the Company by the individuals named. All of the nominees are presently directors of the Company, having been elected at the Company's Annual Meeting held on February 8, 1995. The Company's Bylaws specify that the Company's President shall be a member of its Board of Directors.

         The Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE LISTED NOMINEES.

DIRECTOR NOMINEES

         J.D. Clinton. Shop At Home Director and Chairman of the Board since 1993. Chairman, President and Chief Executive Officer, Independent Southern Bancshares, Inc., Brownsville, Tennessee, a diversified financial institutions holding company. Chairman and Director, Brownsville Bank, Brownsville, Tennessee. Chairman and Director, Tennessee Bank & Trust, Millington, Tennessee. Director, Union Savings Bank, Covington, Tennessee. Director, Southern Financial, Inc., Nashville, Tennessee. Director, Memphis Development Foundation. Director, Orpheum Theater of Memphis. Member, University of Tennessee Development Board. Age 51. Graduate of the University of Memphis.

         W. Paul Cowell. Shop At Home Director since 1988, and Chairman of the Board from 1990 through 1993. President and Chief Executive Officer, Warren & William, Inc. (formerly National Book Warehouse, Inc.,) a discount bookstore chain since 1989. President and Owner, Book Ends Discount Book Stores, Inc., since 1987. Director, Global Christian Ministries, Inc. Age 54.

         A.E. Jolley.  Shop At Home Director and Secretary/Treasurer since
1986. President, Lakeway Containers, Inc., Morristown, Tennessee, a corrugated container manufacturer, since 1975. Director, Franklin Federal Savings Bank. Director, Kingwood School, Morristown, Tennessee. Commissioner, Morristown City Planning Commission. Member, Board of Trustees, Walters State Community College. Age 56.

         Kent E. Lillie. Shop at Home Director since 1993. Shop At Home President and Chief Executive Officer since September, 1993. Vice President and General Manager, WATL-TV, Atlanta, Georgia, 1992-1993. Vice President and General Manager, WPTY-TV, Memphis, Tennessee, 1987-1992. Age 49. Graduate of Sacramento City College.

         Joseph I. Overholt. Shop At Home Director since 1986. President and Owner of Planet Systems, Inc., a computer software development company engaged in the satellite delivery of computer data, since 1992. President and Owner of Skylink Communications since 1989. Shop At Home Vice President from 1986 through August, 1993. Age 47. Graduate of University of Tennessee.

         Frank A. Woods. Shop At Home Director since 1993. Chairman of the Board and Director of MediaOne, Inc., Nashville, Tennessee, a communications consulting and strategic planning firm since 1991. Partner, The Woods Group, Nashville, Tennessee. President and Director of SunGroup, Inc., an owner of radio broadcast stations from 1985 to 1991. Consultant, Country Music Television Network, 1985 to 1988. Consultant, Americana Television Network, Branson, Missouri, since 1991. Consultant, Nostalgia Television Network, since 1992. In May, 1991, two subsidiaries of SunGroup, Inc., each of which owned and operated radio stations, filed a petition for relief under Chapter 11 of Title 11 of the United States Code with the U.S. Bankruptcy Court in the Middle District of Tennessee. Age 53. Graduate of Vanderbilt University and Vanderbilt University College of Law.

         The principal business activity of each of the above Directors has been as shown above during the past five years, except that in some cases the individual has been employed by a predecessor organization or has undertaken greater responsibilities with the same employer, a parent company, or a successor organization.

         The Board of Directors has no standing audit, nominating or compensation committees. The Board of Directors has appointed A.E. Jolley, J.D. Clinton and Frank A. Woods to serve as an administrative committee to administer the Company's Omnibus Stock Incentive Plan.

         During the fiscal year ended June 30, 1995 the Board of Directors held five (5) meetings. No incumbent director attended fewer than 75% of the Board meetings during the year, except A.E. Jolley, who attended two (2) of the five
(5) meetings.

         The Company is required to identify any director or officer who did not file timely with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, Kent Kurtz failed to file a Form 3 following his employment by the Company in January, 1995. Mr. Kurtz subsequently filed a Form 5 following the end of the fiscal year. Mr. Kurtz does not own any equity securities of the Company.


                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

         The following information presents the beneficial ownership of the Common Stock of the Company as of September 22, 1995, of the Company's directors, the executive officers named in the Remuneration of Directors and Officers, and by all directors and executive officers as a group.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                    BY DIRECTORS AND EXECUTIVE OFFICERS(4)


NAME OF                                                                  Sole Investment      Shared Investment
BENEFICIAL OWNER            Sole Voting Power     Shared Voting Power    Power                Power

                              Number of              Number of             Number of            Number of       %
                                 Shares       %         Shares       %        Shares      %        Shares
J.D. Clinton(1),(3),(4)       1,514,166    13.0      5,588,099    47.0     5,444,411   40.9       969,755     9.5

W. Paul Cowell (3),(4)                0       0      5,588,099    47.0       503,155    4.9     1,154,699    11.3

A.E. Jolley                     501,092     4.9              0       0       501,092    4.9             0       0

Kent E. Lillie (4)              600,000     5.5              0       0       600,000    5.5             0       0

Joseph I. Overholt              607,495     5.9              0       0       607,495    5.9             0       0

Frank A. Woods(2)                     0       0        825,000     7.5             0      0       825,000     7.5

                                NUMBER OF SHARES BENEFICIALLY OWNED               % OF OUTSTANDING STOCK
DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (14                      9,729,402                                     65.7%
PERSONS)(5)

--------------------------------------

(1) J.D. Clinton is deemed to be the beneficial owner of the shares, warrants and options to acquire shares, and the right to convert debt to shares, owned by SAH Holdings, L.P., Mortgage Funding Corporation, and Global Network Television, Inc.

(2) Frank A. Woods is an executive officer and director of MediaOne, Inc., and MediaOne owns warrants to purchase up to 825,000 shares of Common Stock.

(3) For the purposes of calculating Shared Voting Power, Mr. Clinton, Mr. Woods and Mr. Cowell are deemed to own beneficially the following shares of Shop at Home Common Stock: J.D. Clinton -- 4,900,000 shares (including 969,755 now owned by Mr. Cowell), and W. Paul Cowell -- 688,099 shares.

(4)      The shares subject to warrants or options described in Notes (1) and
(3) are deemed to be outstanding for the purposes of computing the number of shares and percentage of outstanding of Common Stock beneficially owned by J.D. Clinton and W. Paul Cowell.

(5) For the purposes of computing the number of shares and percentage of outstanding Common Stock beneficially owned by all Directors and Executive Officers as a Group, all shares subject to warrants or options held by members of the Group, which may be exercised within sixty (60) days, were assumed to be outstanding.

                            OTHER EXECUTIVE OFFICERS

         The following information relates to the executive officers of the Company as of the date of this Proxy Statement, other than those executive officers who also serve as directors of the Company, as noted above. With the exception of the President and Chief Executive Officer who has an employment agreement with a term of five (5) years, and Mr. Sutula, Mr. Nawy, Mr. Shapiro, and Mr. Gratteau, each of whom has an employment agreement, the remaining executive officers serve at the discretion of the Board:

Name                                                     AGE                  POSITION
----                                                     ---                  --------
OTHER EXECUTIVE OFFICERS:
Thomas C. Sutula  . . . . . . . . . . . . . . . .        51      Executive Vice President and Chief
                                                                 Operating Officer

Joseph Nawy . . . . . . . . . . . . . . . . . . .        52      Vice President of Finance

H. Wayne Lambert  . . . . . . . . . . . . . . . .        45      Vice President of Operations

Henry I. Shapiro  . . . . . . . . . . . . . . . .        49      Vice President of Merchandise

Kent Kurtz  . . . . . . . . . . . . . . . . . . .        37      Vice President of Sales

Kent H. Gratteau, Jr. . . . . . . . . . . . . . .        52      Vice President of Broadcasting &
                                                                 Engineering

M. Kathyrn Campbell . . . . . . . . . . . . . . .        37      Vice President of Human Relations

Sandra B. Emery . . . . . . . . . . . . . . . . .        50      Vice President of Customer Relations

OTHER EXECUTIVE OFFICERS

         Thomas C. Sutula, Executive Vice President and Chief Operating Officer. Mr. Sutula joined the Company in July, 1995, and has extensive experience in marketing, merchandising and operations, in both large and small companies. Prior to joining the Company, Mr. Sutula served as Vice President - Sales & Marketing for Great Bay Tool Corporation, a development stage company, and as Vice President - Marketing of Hitachi Home Electronics, Inc. Prior to that time, Mr. Sutula held numerous management positions with Sear, Roebuck and Co., including National Logistics Manager, National Marketing Manager and General Merchandise Manager. Mr. Sutula is a graduate of Villanova University.

         Joseph Nawy, Vice President of Finance. Mr. Nawy has served as the Vice President of Finance since September 8, 1994. Mr. Nawy possesses extensive experience in direct mail computer operations and distribution operations.
Prior to joining the Company, from 1990 to 1993 Mr. Nawy was the Chief Operating Officer and Chief Financial officer of LP Music Group, a manufacturer and importer of percussion musical instruments. From 1987 to 1990, Mr. Nawy was the Chief Financial Officer of American Direct Industries, Inc., a direct mail retailer. Prior to that, Mr. Nawy served in a variety of positions, including with Ernst & Young. Mr. Nawy is a certified public accountant and has an accounting degree from New York University.

         H. Wayne Lambert, Vice President of Operations. Mr. Lambert has served as the Vice President of Operations for the Company since March, 1992. Immediately before joining the Company, he served as Operations Officer for National Book Warehouses, Inc., Knoxville, Tennessee. Prior to that employment he served as Assistant Controller for the Knoxville News-Sentinel, Knoxville, Tennessee. Retired, Captain, Tennessee Air National Guard, Base Budget Officer. Graduate of University of Tennessee.

         Henry I. Shapiro, Vice President of Merchandise. Mr. Shapiro has served as the Vice President of Merchandise for the Company since January of 1994. Immediately prior to joining the Company, Mr. Shapiro designed and manufactured jewelry for leading jewelry retailers, Home Shopping Network and QVC Manufacturing Company. Mr. Shapiro attended the Fashion Institute of Technology and Maryland University. He served as a consultant for jewelry manufacturers with special emphasis on the television markets in Thailand, Czechoslovakia, Hong Kong, Switzerland and Italy.

         Kent Kurtz, Vice President of Sales. Mr. Kurtz joined the Company in January, 1995, and prior to that has 15 years of retail and direct sales experience. Mr. Kurtz has developed and coordinated sales and merchandise plans for Richman Goodman, Pioneer and Gibson, and has developed marketing strategies and products for large retailers, including Target, Sam's Warehouse, Dillards, and Wolf Camera and Video.

         Kent Gratteau, Vice President of Broadcasting and Engineering. Mr. Gratteau joined the Company in August, 1995. Prior to that, he served for ten years as Engineering Manager for KWGN(TV), Denver, Colorado. He is member of the Society of Motion Picture and Television Engineers and has served that organization as Section Chairman and on the Board of Managers for the Rocky Mountain Section. Mr. Gratteau attended the University of Utah and Florida State University.

         M. Kathyrn Campbell, Vice President of Human Relations. Ms. Campbell has served as the Vice President of Human Relations for the Company since January, 1994. Immediately prior to joining the Company, she served as Principal of Campbell Consulting Services. She served as Human Resources Manager for Eagle Bend Manufacturing from 1988 to 1993 and Employee Relations Manager, for Furtex Corporation, from 1981 through 1988. She is an Instructor at Roane State Community College, and is certified as a Senior Professional in Human Resources (SPHR). Ms. Campbell is a graduate of the University of Tennessee.

         Sandra B. Emery, Vice President of Customer Relations. Ms. Emery has served as the Vice President of Customer Relations for the Company since June, 1994. From 1992 until 1994, she served as Operations Manager of Order Entry and Customer Service for the Company. Prior to that time, she served as Operations Director for National Book Warehouse, Inc. Her other experience includes positions with Jostens' Printing and Publishing Company, R.V. Emery Company and Carousel of Curios.


                     REMUNERATION OF DIRECTORS AND OFFICERS


         The following table sets forth the compensation received by the individual serving as Chief Executive Officer of the Company, during the fiscal year ended June 30, 1995. The compensation of no other executive officers exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                                 Compen-
                                                                                 sation
                                                                                ----------
                                                                                  AWARDS       ALL OTHER
                                        ANNUAL COMPENSATION                                     COMPEN-
                                    ------------------------------------------------------      SATION
                                                                                                  ($)
                                                                                SECURITIES
                                                             OTHER ANNUAL       UNDERLYING
                                                                COMPEN-          OPTIONS
 NAME AND PRINCIPAL                 SALARY       BONUS          SATION            /SAR
 POSITION                 YEAR       ($)          ($)            ($)               (#)
 ---------------------------------------------------------------------------------------------------------
 Kent E. Lillie(1),       1995      120,000      25,000       30,000(2)          600,000           --
 President/CEO,
                          1994       98,128        --          8,000(3)          600,000         24,000(4)

                          1993         --          --           --                  --             --

------------------------------------------

         (1) Mr. Lillie commenced his employment with the Company in September, 1993.

         (2) Additional compensation consists of a housing allowance of $18,000 and an automobile allowance of $12,000.

         (3) Additional compensation consists of an automobile allowance of $8,000.

         (4)     Other compensation consists of a relocation allowance.

         No stock options were granted to Mr. Lillie during the fiscal year ended June 30, 1995, and Mr. Lillie did not exercise any of his options to purchase Shop at Home Common Stock during the fiscal year ended June 30, 1995, or through the date of this Proxy Statement.

EMPLOYMENT AGREEMENT

         On September 25, 1993, the Company executed an employment agreement with Kent E. Lillie to serve as the Company's President and Chief Executive Officer. Under the terms of the agreement, Mr. Lillie will be employed for an initial term of five (5) years with a base salary of $120,000 per year and an annual bonus of ten percent (10%) of the increase in the Company's net operating profit after taxes, over the previous fiscal year. Mr. Lillie will receive moving, car and other fringe benefits and allowances. The agreement provides that Mr. Lillie will be granted options to purchase up to 600,000 shares of Shop at Home Common Stock at an exercise price of $1.00 per share during the term of the agreement. Of those options, options to purchase 100,000 shares vested immediately, and additional options to purchase 100,000 shares will vest on each anniversary date of the agreement. The options expire on the earlier of (a) five years after the date of vesting or (b) thirty days after termination of his employment with the Company. In the event of a "change of control" of the Company, as defined in the agreement, the agreement grants Mr. Lillie certain rights, including the right to resign at any time during the twelve months following the occurrence of the event and to receive his base salary and monthly allowances for an additional twelve (12) months.
In addition, any options to purchase stock not yet vested shall automatically vest on the date of termination.

COMPENSATION OF DIRECTORS

         The Company pays no remuneration to its directors for their service as directors.

OMNIBUS STOCK INCENTIVE PLAN

         The Company's Omnibus Stock Incentive Plan (the "Plan") was adopted by the Company's Board of Directors on October 15, 1991, and approved by the Company's shareholders at the 1991 Annual Meeting of Shareholders.

         A special administrative committee of the Board of Directors was appointed to administer the plan. All employees of the Company are eligible to receive stock options and/or stock appreciation rights ("SARs") under the plan. Options granted under the plan can be either incentive stock options or nonqualified stock options. Incentive stock options to purchase Common Stock may be granted at not less than 100% of fair market value of the Common Stock on the date of the grant.

         SARs generally entitle the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of the grant.

         Options and SARs granted under the plan become exercisable immediately in the event 80% or more of the Company's outstanding stock or substantially all of its assets are acquired by a third party.

         A maximum of 1,500,000 shares of Common Stock may be issued upon the exercise of options and SARs.

         No option or SAR may be granted after October 15, 2001. No option that is an incentive stock option and any corresponding SAR that related to such option shall be exercisable after the expiration of ten years from the date such option or SAR was granted or five years after the expiration in the case of any such option or SAR that was granted to a 10% shareholder.

         From its adoption through June 30, 1995, stock options for 380,000 shares of Common Stock have been granted under the Plan.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Company does not have a Compensation Committee. All directors of the Company participate in executive compensation decisions. The members of the Board of Directors during the fiscal year ended June 30, 1995, were J.D. Clinton, W. Paul Cowell, A.E. Jolley, Joseph I. Overholt, Frank A. Woods, and Kent E. Lillie.

TRANSACTIONS WITH RELATED PARTIES

         The Company leases its Knoxville office and studio space from William and Warren, Inc., an entity owned by Mr. Cowell and paid total lease payments of approximately $132,592 during the fiscal year ended June 30, 1995. Management of the Company determined that these terms and conditions were competitive with comparable commercial space being leased in the Knoxville market.

         At June 30, 1994, the Company was indebted to Franklin Federal Savings Bank, of which A.E. Jolley is a director, in the amount of $225,000 under the terms of a note dated May 2, 1994, with interest at the rate of 8.5% and payable in ten (10) monthly payments or on demand. The note was collateralized by equipment, furniture, accounts receivable and inventory. Based upon management's knowledge of the commercial lending market, these terms and rates were considered competitive. This loan was paid in full during the fiscal year ended June 30, 1995.

         By its note dated December 7, 1994, the Company obtained a loan in the approximate amount of $320,000 from Franklin Federal Savings Bank, with an interest rate of 10.0%, payable in monthly installments. The note was collateralized by equipment and inventory. Based upon management's knowledge of the commercial lending market, these terms and rates were considered competitive. This loan was paid in full on August 17, 1995.

         On August 16, 1995, the Company issued its $2,000,000 Variable Rate Convertible Secured Note Due 2000 to Global Network Television, Inc. J.D. Clinton is the sole shareholder and Chairman of Global Network Television, and that corporation is the general partner of SAH Holdings, L.P., a principal shareholder of the Company. See "Security Ownership of Certain Beneficial Owners" herein. The loan bears interest at the prime rate plus 2% and is payable in 60 monthly installments. The loan is secured by a security interest in the inventory, accounts, and certain equipment, furniture and fixtures of the Company, as well as the stock of MFP, Inc., a subsidiary of the Company, and an assignment of the proceeds of any sale of the Federal Communications Commission license of Television Station WMFP, Lawrence, Massachusetts. Based upon management's knowledge of the commercial lending market, these terms and rates are considered competitive.

         In the year ended June 30, 1995, the Company contracted with MediaOne, Inc., to provide certain consulting services to the Company. In addition, MediaOne, Inc., acted as the commission broker for MFP, Inc., a Delaware corporation, from whom the Company acquired Television Station WMFP, Lawrence, Massachusetts. In consideration of its services as the commission broker, MediaOne was owed a commission at the closing of the acquisition of the station, which occurred on February 24, 1995. As a part of its acquisition, the Company agreed to assume responsibility for the payment of this commission. In August, 1995, the Company paid MediaOne $115,000 as payment in full for these consulting services and the brokerage commission. Frank A. Woods serves as an executive officer and director of MediaOne, Inc., and members of Mr. Woods' immediate family own that company.

         In the opinion of management, the terms of the above transactions were as fair to the Company as terms which could have been obtained or made with unaffiliated persons.

                        REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives are made by the Company's Board of Directors. Each member of the Board, except for Kent E. Lillie, is a non-employee director. It is the responsibility of the Board to assure that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively service the interests of the Company and its stockholders. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is the report of the Board of Directors with respect to executive compensation.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

         The Company believes that the most effective executive compensation program aligns the interest of the Company's executives with the interests of its shareholders. The Company's primary corporate mission is to achieve profitability on a consistent basis and thereby enhance long-term stockholder value. In pursuit of that mission, the Board seeks to maintain a strong positive nexus between this mission and its compensation and benefit goals.

         The Company's executive compensation program exemplifies the Board's commitment to that nexus. The Company provides only minimal perquisites to its executive officers, relying instead upon compensation methods that emphasize overall Company performance. In addition, the Company maintains no contractual arrangements with any executive officer, other than its agreement with its President, its Executive Vice President, its Chief Financial Officer, its Vice President of Merchandise, and its Vice President of Broadcasting & Engineering, thereby enhancing the opportunities for performance-based rewards to individuals.

         The Company's executive compensation program supports the Company's mission by:

         - Directly aligning the interests of executive officers with the long-term interests of the Company's stockholders by making Company stock appreciation over the long term the cornerstone of executive compensation through awards that can result in the ownership of substantial amounts of the Company's Common Stock.

         - Providing compensation opportunities that create an environment that attracts and retains talented executives on a long-term basis.

         - Emphasizing pay for performance by having a meaningful portion of executive compensation "at risk."

         At present, the Company's executive compensation program is comprised of three primary components: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of stock options. Two of the three components of the Company's executive compensation plan -- bonus and stock options -- directly relate to overall performance by the Company. With respect to the third component -- salary -- the Company seeks to be at or below market, placing primary emphasis on the opportunities for greater reward through the availability of performance-based reward mechanisms.

BASE SALARY

         The base salary of the Company's President is listed in the Summary Compensation Table found on page 8 of this Proxy Statement and is governed by an Employment Agreement with the Company. As a part of its search, the Board determined that in order to attract an individual with knowledge and experience necessary to implement the Company's mission, the Company needed to provide that individual with a certain level of compensation. The Board also determined to place a greater portion of the compensation package in performance-based compensation (i.e., performance bonus and stock options), thereby providing an incentive for outstanding performance and minimizing the amount of guaranteed compensation. The Board believes that the Employment Agreement with Mr. Lillie contains an appropriate mix of guarantied and performance-based compensation.

         The Company has no other employment agreements with any other employees, with the exception of Mr. Sutula, Mr. Nawy, Mr. Shapiro and Mr. Gratteau. All other executive officer salaries are evaluated on an annual basis. In determining appropriate salary levels and salary increases, the Board considers achievement of the Company's mission, level of responsibility, individual performance, internal equity and external pay practices. In this regard, the Board attempts to set base salaries of all executive officers at rates at or below the rates of other individuals in equivalent positions in the market area. The Board determines those rates from information gathered by its members.

ANNUAL BONUS

         The Board believes that annual bonuses to executive officers encourage management to focus attention on key operational goals of the Company, and corporate and business earnings are the main performance measure for awards of bonuses. In that regard, the agreement with the Company's President provides a bonus of ten (10%) percent of the increase in the Company's net operating profit after taxes over the previous year. With respect to the other executive officers of the Company, the Board does not have a formal annual incentive plan. Instead, the Board has elected to review the corporate and business performance of the Company on a periodic basis, and make awards to executive officers if appropriate. In determining appropriate annual bonuses, the Board considers achievement of the Company's mission, level of responsibility, individual performance, internal equity, and external pay practices. In the fiscal year ended June 30, 1995, the Board elected not to award any cash bonuses to any executive officers.

LONG-TERM INCENTIVES

         The Company's only current long-term incentive compensation is stock options that are directly related to improvement in long-term stockholder value. The Board believes that stock option grants provide an incentive to executive officers that focuses each officer's attention on managing the Company from the perspective of an owner with an equity stake in the business. In addition, the Board believes that stock option grants provide the Company with a mechanism for recruiting individuals by providing an opportunity for those officers to profit from the results of their contributions to the Company. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the Company's stockholders.

         The option grants to executive officers provide the right to purchase shares of Common Stock usually at the fair market value on the date of grant. Usually, each stock option becomes vested and exercisable over a period of time; generally five years. The number of shares covered by each grant reflects the Board's assessment of the executive's level of responsibility, and his or her past and anticipated contributions to the Company. The size of option grants to individual executives is designed to reflect the impact the individual has on decisions that affect the overall success of the Company.

         The Company granted stock options for no shares of its Common Stock to its executive officers in the fiscal year ended June 30, 1993, and the Company granted stock options, for 210,000 shares of its Common Stock to its executive officers, other than the President, in the fiscal year ended June 30, 1994. In the fiscal year ended June 30, 1995, the Company awarded executive officers options to purchase up to 170,000 shares of Common Stock. The exercise price of those options granted in the fiscal year ended June 30, 1995 ranges from $2.125 to $2.44 per share. Those options vest on schedules over five (5) years.

CHIEF EXECUTIVE COMPENSATION

         The regulations of the Securities Exchange Commission require the Board to disclose the basis for the compensation of the Company's chief executive officer relative to the Company's performance. The Company's chief executive officer is its President, Mr. Kent E. Lillie. Mr. Lillie's compensation is governed by the terms of an Employment Agreement dated September 25, 1993.

         The Board's general approach in establishing Mr. Lillie's compensation was to provide a base salary below market, augmented by an annual bonus based upon specific corporate-wide performance criteria, and stock options reflective of the value of that performance. The Board approved a base salary of $120,000 as provided by the Employment Agreement, and an annual bonus of ten (10%) percent of the increase in the Company's net operating profits after taxes over the previous year. The Board determined, based upon the information available, that the base salary and annual bonus was below the market rate and within the Company's overall internal compensation goal. Mr. Lillie received a bonus of $25,000 for the fiscal year ended June 30, 1995. Consistent with the goals stated above, that fact reflects the Company's overall performance during that fiscal year and not Mr. Lillie's performance.

         As a part of the Employment Agreement, Mr. Lillie was granted options to purchase up to 600,000 shares of stock of the Company at an exercise price of $1.00 per share. Those options vest over a period of five (5) years, with 100,000 shares vesting immediately upon employment. There was no grant of any other stock options during the fiscal year ended June 30, 1995, as the Board felt that the existing stock options provided sufficient long-term incentive to Mr. Lillie.

THE FOREGOING REPORT IS SUBMITTED BY ALL MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS WHOSE MEMBERS ARE AS FOLLOWS:

         J.D. Clinton             Kent E. Lillie
         W. Paul Cowell           Joseph I. Overholt
         A.E. Jolley              Frank A. Woods

                         STOCKHOLDER RETURN COMPARISONS

         The following line-graph compares the cumulative stockholder returns for the Company over the past five (5) years with a broad market equity index and a published industry or line-of-business index. For these purposes, the Company has chosen the Nasdaq Market Index and the MG Group Index. The MG Group Index is composed of companies classified as "Other Importers, Wholesalers and Retailers" by Media General Financial Services, Inc. The chart uses as a beginning price $1.50 which was the average of the high and low bid of the Company's Stock on June 30, 1990 (the last trading day prior to fiscal year 1991), and assumes $100 invested on that date.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                         FISCAL YEAR ENDING
COMPANY                        1990     1991      1992      1993     1994       1995

SHOP AT HOME, INC.              100       146.46    68.92   192.00    261.54    338.46
INDUSTRY INDEX                  100       116.63   150.36   177.26    183.22    205.61
BROAD MARKET                    100        94.22   101.52   124.62    136.66    160.27

                                 PROPOSAL NO. 2

                      APPROVAL OF APPOINTMENT OF AUDITORS

         On August 24, 1995, the Board of Directors determined to recommend the appointment of Coopers & Lybrand L.L.P., Certified Public Accountants, Knoxville, Tennessee, as the independent auditors of the Company for the fiscal year ended June 30, 1996, subject to approval by the shareholders. Coopers & Lybrand served as the Company's independent auditors for the fiscal year ended June 30, 1995. The Company does not anticipate that representatives of Coopers & Lybrand will be present at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE PROPOSAL.


                                 PROPOSAL NO. 3

                                 OTHER BUSINESS

         The Board of Directors of the Company currently is unaware of any proposal to be presented at the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. Should any other proposal properly come before the Annual Meeting, the persons named in the enclosed proxy will vote on each such proposal in accordance with their discretion.


                               OTHER INFORMATION

INTERESTS OF COMPANY AFFILIATES

         None of the Company's directors, executive officers or principal shareholders, including any of their affiliates, has any interest in the matters to be acted upon at the Annual Meeting, other than the election of directors.


PROPOSALS OF SHAREHOLDERS

         Shareholders intending to submit proposals for presentation at the 1995 Annual Meeting of Shareholders of the Company for inclusion in the proxy statement and form of proxy relating to that meeting should forward those proposals to A.E. Jolley, Secretary, Shop At Home, Inc., 5210 Schubert Road, P.O. Box 12600, Knoxville, Tennessee 37912. Proposals must be in writing and must be received by the Company prior to June 28, 1996. Proposals should be sent to the Company by certified mail, return receipt requested.

COST OF SOLICITATION OF PROXIES

         The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this Proxy Statement, will be borne by the Company. That solicitation will be made by mail, and may also be made by the Company's regular officers or employees, personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

ANNUAL REPORT

         The Company's 1995 Annual Report accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                                                                      APPENDIX A

                               SHOP AT HOME, INC.

         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF SHOP AT HOME, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, OCTOBER 26, 1995.

         The undersigned hereby appoints A. E. JOLLEY AND JOSEPH I. OVERHOLT, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Shop at Home, Inc. to be held at the LaQuinta Inn, located at 5634 Merchants Center Boulevard, Knoxville, Tennessee, on Thursday, October 26, 1995, at 5:00 o'clock, p.m., local time, and any adjournments thereof.

(1)      ELECTION OF DIRECTORS:

         [ ] FOR all the following nominees (except as indicated to the contrary below):

                 J.D. Clinton, W. Paul Cowell, A. E. Jolley, Kent E. Lillie, Joseph I. Overholt, Frank A. Woods

         [ ]     AGAINST THE FOLLOWING NOMINEE(S) (PLEASE PRINT NAME(S)):

                 ---------------------------------------------------------------

         [ ] WITHHOLD AUTHORITY (ABSTAIN) TO VOTE FOR THE FOLLOWING NOMINEES (PLEASE PRINT NAME):

                 ---------------------------------------------------------------

         [ ]     AGAINST ALL NOMINEES.

         [ ]     WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

(2) To approve the selection of Coopers & Lybrand L.L.P., Knoxville, Tennessee, as the Company's independent auditors for the fiscal year 1996.

           [ ] FOR  [ ] AGAINST      [ ] WITHHOLD AUTHORITY (ABSTAIN)

(3) In their discretion, to transact such other business as may properly be brought before the meeting or any adjournment thereof.

           [ ] FOR  [ ] AGAINST      [ ] WITHHOLD AUTHORITY (ABSTAIN)

             (Please date and sign this proxy on the reverse side.)

       Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, and FOR the selection of Coopers & Lybrand.


Date                                     , 1995.               PLEASE SIGN HERE AND RETURN PROMPTLY
     ------------------------------------



                                                               ---------------------------------------------------------


                                                               ---------------------------------------------------------

                                                               Please sign exactly as your name appears at left.  If
                                                               registered in the names of two or more persons, each
                                                               should sign.  Executors, administrators, trustees,
                                                               guardians, attorneys, and corporate officers should show
                                                               their full titles.


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